Exhibit 10.22

BLACKHAWK NETWORK HOLDINGS, INC.

AMENDED AND RESTATED 2007 STOCK OPTION AND STOCK APPRECIATION RIGHT PLAN

BLACKHAWK NETWORK HOLDINGS, INC.

AMENDED AND RESTATED 2007 STOCK OPTION AND STOCK APPRECIATION RIGHT PLAN

i

ARTICLE III GRANTING OF OPTIONS		7

3.1	Eligibility	7
3.2	Granting of Options to Employees, Director or Consultants	7
3.3	Option Agreement	7

ARTICLE IV TERMS OF OPTIONS		7

4.1	Option Type	7
4.2	Option Price	7
4.3	Option Term	7
4.4	Option Vesting	8
4.5	Substitute Awards	8
4.6	Expiration of Options	8

ARTICLE V EXERCISE OF OPTIONS		8

5.1	Partial Exercise	8
5.2	Deliveries upon Exercise	9
5.3	Rights as Stockholders	9
5.4	Ownership and Transfer Restrictions	9
5.5	Additional Limitations on Exercise of Options	9

ARTICLE VI STOCK APPRECIATION RIGHTS		10

6.1	Grant of Stock Appreciation Rights	10
6.2	Stock Appreciation Right Vesting	10
6.3	Manner of Exercise	10
6.4	Stock Appreciation Right Term	11

ARTICLE VII ADMINISTRATION		11

7.1	Administrator	11
7.2	Powers of the Administrator	12
7.3	Majority Rule; Unanimous Written Consent	13
7.4	Compensation; Professional Assistance; Good Faith Actions	13

ARTICLE VIII MISCELLANEOUS PROVISIONS		13

8.1	Not Transferable	13
8.2	Amendment, Suspension or Termination of the Plan	14
8.3	Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events	14
8.4	Payment and Tax Withholding	15
8.5	Conditions to Issuance of Stock Certificates	16
8.6	Investment Intent	17
8.7	Stockholders’ Agreement	17
8.8	At-Will Employment	17
8.9	Effect of Plan upon Other Compensation Plans	18
8.10	Compliance with Laws	18
8.11	Inability to Obtain Authority	18
8.12	Section 409A	18
8.13	Titles	19

ii

8.14	Governing Law	19

iii

BLACKHAWK NETWORK HOLDINGS, INC.

AMENDED AND RESTATED 2007 STOCK OPTION AND STOCK APPRECIATION RIGHT PLAN

Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), adopted this Blackhawk Network Holdings, Inc. Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan (the “Plan”) for the benefit of its eligible Employees, Directors and Consultants (each, as defined herein). The Plan was initially effective as of February 20, 2007 (the “Effective Date”). This amendment and restatement of the Plan is effective as of May 14, 2012.

The purposes of the Plan are as follows:

(1) To provide an additional incentive for Directors, Employees and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of Directors, Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

1.1 Administrator. “Administrator” shall mean the Board, except that, if the Board appoints a Committee under Section 7.1, the term “Administrator” shall mean the Committee as to those duties, powers and responsibilities specifically conferred upon the Committee.

1.2 Assumption of Blackhawk Business. “Assumption of Blackhawk Business” shall mean the assumption of all or substantially all of the businesses, operations, assets and liabilities of the Company and the Subsidiaries, or any successor to the Company and the Subsidiaries (by merger, consolidation, business combination, reorganization, recapitalization, distribution or otherwise) into Safeway or a Safeway Subsidiary, or any successor thereto.

1.3 Award. “Award” shall mean an Option or an award of Stock Appreciation Rights granted under the Plan.

1.4 Award Agreement. “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.5 Blackhawk Initial Public Offering. “Blackhawk Initial Public Offering” shall mean the consummation of the initial public offering by the Company or any other Blackhawk Issuer of all or any portion of the Common Stock, or the common stock or other common equity securities of a Blackhawk Issuer, in an underwritten offering registered under the Securities Act.

1.6 Blackhawk Issuer. “Blackhawk Issuer” shall mean the Company, or a corporation or other entity that is the successor to the Company and the Subsidiaries (by merger, consolidation, business combination, reorganization, recapitalization or otherwise, or by acquisition of all or substantially all of the business, operations, assets and liabilities of the Company and the Subsidiaries), or any successor thereto.

1.7 Blackhawk Spinoff. “Blackhawk Spinoff” shall mean the distribution (by dividend, distribution of stock or other equity securities, recapitalization, reorganization or otherwise) of any outstanding Common Stock, or the outstanding common stock or other common equity interests of a Blackhawk Issuer, to the stockholders of Safeway (or any successor thereto) or any entity that directly or indirectly owns more than 50% of the outstanding voting securities of Safeway (or any successor thereto).

1.8 Board. “Board” shall mean the Board of Directors of the Company.

1.9 Change in Control. “Change in Control” shall mean the occurrence of any of the following events occurring on or after the Effective Date:

(a) any “person” (as defined below) or “group” (as defined in Section 13(d)(3) of the Exchange Act and the rules thereunder), together with all affiliates of such person or group, shall become the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than an Exempt Person; provided, however, that, notwithstanding the foregoing, a Change in Control shall not occur under this subsection (a) by reason of a person or group (together with the affiliates thereof) becoming the beneficial owner of 50% or more of the outstanding voting securities of the Company solely as a result of an acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportionate number of voting securities beneficially owned by such person or group (together with the affiliates thereof) to 50% or more of the voting securities of the Company then outstanding; and, provided, further, that if a person or group (together with the affiliates thereof) shall become the beneficial owner of 50% or more of the voting securities of the Company then outstanding solely as a result of an acquisition of voting securities by the Company and shall, after such acquisition by the Company, become the beneficial owner of additional voting securities of the Company (other than pursuant to a dividend or distribution paid or made by the Company in voting securities or pursuant to a split or subdivision of the outstanding voting securities), then a Change in Control shall occur under this subsection (a) unless, upon becoming the beneficial owner of such additional voting securities, such person or group (together with the affiliates thereof) does not beneficially own 50% or more of the voting securities then outstanding;

(b) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of: (i) a merger, consolidation, reorganization, or business combination or (ii) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (iii) the acquisition of assets or stock of another entity, in each case, if, as a result of the transaction, the Company’s voting securities outstanding immediately before the transaction (or the securities into which such voting securities are converted as a result of the transaction) fail to represent, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company (or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) immediately after the transaction; and

(c) the Company’s stockholders approve a liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date on which the ownership of such person or group is measured were a record date for a vote of the Company’s stockholders, and for purposes of subsection (b) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders. For all purposes of this Plan, any calculation of the number of securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding voting securities of which any person or group is the beneficial owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. For purposes of this definition of “Change in Control,” “person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, association or other entity. Notwithstanding the foregoing, an Assumption of Blackhawk Business, a Blackhawk Initial Public Offering, or a Blackhawk Spinoff shall not be a Change in Control.

1.10 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.11 Committee. “Committee” shall mean the committee or subcommittee of the Board appointed as provided in Section 7.1.

1.12 Common Stock. “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

1.13 Company. “Company” shall mean Blackhawk Network Holdings, Inc., a Delaware corporation.

1.14 Consultant. “Consultant” shall mean any consultant or adviser if:

(a) the consultant or adviser renders bona fide services to the Company;

(b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) the consultant or adviser is a natural person.

1.15 Director. “Director” shall mean a member of the Board.

1.16 Disability. “Disability” shall mean, with respect to a Holder, that the Holder:

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of such Holder’s employer, as determined in accordance with Section 409A(a)(2)(C) of the Code and the Treasury Regulations thereunder.

1.17 DRO. “DRO” shall mean a domestic relations order that would constitute a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, if this Plan were subject to regulation under Title I of the Employee Retirement Income Security Act of 1974, as amended.

1.18 Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

1.19 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.20 Exempt Person. “Exempt Person” shall mean any of the following:

(a) a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company,

(b) the Company or a Subsidiary,

(c) a person that is owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their beneficial ownership of the voting securities of the Company, and

(d) Safeway, any Safeway Subsidiary or any entity that directly or indirectly owns more than 50% of the voting securities of Safeway then outstanding.

No person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such person’s status or authority as such, to be the beneficial owner of any securities that are beneficially owned, including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

1.21 Fair Market Value. “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices for a share of the Common Stock on the date in question or, if there are no high bid and low asked prices for a share of the Common Stock on the date in question, the high bid and low asked prices for a share of the Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange nor regularly quoted by a recognized securities dealer, the Administrator shall determine the Fair Market Value for a share of the Common Stock in good faith by the reasonable application of a reasonable valuation method in accordance with proposed Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or any successor thereto.

1.22 Holder. “Holder” shall mean a person who has been granted an Award.

1.23 Non-Qualified Stock Option. “Non-Qualified Stock Option” shall mean an Option which is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

1.24 Option. “Option” shall mean a stock option granted under Article III of the Plan.

1.25 Plan. “Plan” shall mean this Blackhawk Network Holdings, Inc. Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan.

1.26 Safeway. “Safeway” shall mean Safeway Inc., a Delaware corporation.

1.27 Safeway Subsidiary. “Safeway Subsidiary” shall mean any entity (other than Safeway), whether domestic or foreign, in an unbroken chain of entities beginning with Safeway if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.28 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.29 Separation from Service. “Separation from Service” shall mean the time when a Holder experiences a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Treasury Regulations thereunder. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Separation from Service.

1.30 Stock Appreciation Right. “Stock Appreciation Right” shall mean a stock appreciation right granted under Article VI of the Plan.

1.31 Stockholders’ Agreement. “Stockholders’ Agreement” shall mean that certain Third Amended and Restated Stockholders’ Agreement dated as of August 21, 2012, by and among the Company, Safeway, and certain stockholders of the Company, as amended from time to time.

1.32 Subsidiary. “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.33 Substitute Award. “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan. The shares of stock subject to Awards shall be shares of the Company’s Common Stock, par value $0.001 per share. The aggregate number of such shares which may be issued pursuant to or upon exercise of any such Awards under the Plan shall not exceed Eight Million (8,000,000). The shares of Common Stock issuable pursuant to or upon exercise of any such Awards shall be authorized but unissued shares or treasury shares.

2.2 Add-back of Certain Shares. If any Award expires or is canceled without having been fully exercised, the number of shares previously subject to such Award but as to which such Award was not exercised prior to its expiration or cancellation may again be granted hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 8.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be granted hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be granted hereunder, subject to the limitations of Section 2.1.

ARTICLE III

GRANTING OF OPTIONS

3.1 Eligibility. Any Employee, Director or Consultant selected by the Administrator pursuant to Section 3.2(a)(i) shall be eligible to receive an Option.

3.2 Granting of Options to Employees, Director or Consultants.

(a) The Administrator shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(i) Select from among the Employees, Director or Consultants (including Employees, Director or Consultants who have previously received Options under the Plan) such of them as in its opinion should be granted Options; and

(ii) Determine the terms and conditions of such Options, consistent with the Plan.

(b) Upon the selection of an Employee, Director or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

3.3 Option Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement evidencing an Option shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its absolute discretion. The terms of Options granted under the Plan need not be the same with respect to each Holder.

ARTICLE IV

TERMS OF OPTIONS

4.1 Option Type. Each Option granted under the Plan shall be a Non-Qualified Stock Option.

4.2 Option Price. The price per share of the shares subject to each Option granted to Employees shall be set by the Administrator; provided, however, that such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3 Option Term. The term of an Option granted to an Employee shall be set by the Administrator in its absolute discretion; provided, however, that the term shall not be more than seven (7) years from the date the Option is granted.

4.4 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee vests in the Holder shall be set by the Administrator, and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Administrator may, in its absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee, Director or Consultant vests.

(b) No portion of an Option granted to an Employee, Director or Consultant which is unexercisable at the Employee’s, Director’s or Consultant’s Separation from Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Option Agreement or by action of the Administrator following the grant of the Option.

4.5 Substitute Awards. Notwithstanding the foregoing provisions of this Article IV to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided, however, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

4.6 Expiration of Options. If a Holder has a Separation from Service, such Holder may exercise his or her Option within such period of time (if any) following his or her Separation from Service as is specified in the Option Agreement to the extent the Option is vested on the date of such Separation from Service. If, on the date of the Holder’s Separation from Service, the Holder is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after the Holder’s Separation from Service, the Holder does not exercise his or her Option within the specified time period, the Option shall terminate, and the shares of Common Stock covered by such Option shall again become available for issuance under the Plan. Except as limited by the maximum term of the Option and the requirements of Section 409A of the Code and the regulations and rulings thereunder, the Administrator may extend the period of time (if any) during which a Holder may exercise the vested portion of the Option following the Holder’s Separation from Service.

ARTICLE V

EXERCISE OF OPTIONS

5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

5.2 Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(a) A notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised;

(b) Holder’s execution of such documentation (if any) as the Administrator may deem necessary or advisable to evidence Holder’s agreement to be bound by the terms of the Stockholders’ Agreement with respect to the shares for which the Option is being exercised;

(c) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(d) In the event that the Option shall be exercised pursuant to Section 8.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(e) Full payment, in accordance with Section 8.4(a), for the shares with respect to which the Option, or portion thereof, is exercised.

5.3 Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders. Except as provided in Section 8.3, no adjustment shall be made to any Option for a dividend or other right for which the record date is prior to the date the certificates representing shares purchased under an Option have been issued by the Company to the Holder.

5.4 Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement and may be referred to on the certificates evidencing such shares.

5.5 Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option that may be imposed in the absolute discretion of the Administrator.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Awards of Stock Appreciation Rights to Employees, Directors and Consultants from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) Each Award of Stock Appreciation Rights shall entitle the Holder (or other person entitled to exercise the Award of Stock Appreciation Rights pursuant to the Plan) to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of Common Stock of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 6.1(c), the exercise price per share of Common Stock subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.

(c) Notwithstanding the provisions of Section 6.1(b) hereof to the contrary, in the case of an Award of Stock Appreciation Rights that is a Substitute Award, the price per share of Common Stock of the shares subject to such Stock Appreciation Rights may be less than the Fair Market Value per share of Common Stock on the date of grant; provided, however, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

6.2 Stock Appreciation Right Vesting.

(a) The Administrator shall determine the period during which a Holder shall vest in an Award of Stock Appreciation Rights and have the right to exercise such Stock Appreciation Rights (subject to Section 6.4 hereof) in whole or in part. Such vesting may be based on service with the Company or any Subsidiary, any of the performance criteria or any other criteria selected by the Administrator. At any time after grant of an Award of Stock Appreciation Rights, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Stock Appreciation Rights vests.

(b) No portion of an Award of Stock Appreciation Rights which is unexercisable at Separation from Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Rights, including following a Separation from Service; provided, that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.

6.3 Manner of Exercise. All or a portion of an Award of exercisable Stock Appreciation Rights shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Rights, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then-entitled to exercise the Stock Appreciation Rights or such portion of the Stock Appreciation Rights;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance;

(c) In the event that Stock Appreciation Rights are exercised pursuant to this Section 6.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Rights; and

(d) Full payment of the applicable withholding taxes to the stock administrator of the Company for the shares of Common Stock with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Section 8.4(b).

6.4 Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than seven (7) years from the date the Stock Appreciation Rights are granted. The Administrator shall determine the time period, including any time period following a Separation from Service, during which the Holder has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any Separation from Service of the Holder, and, subject to Section 8.2, may amend any other term or condition of such Stock Appreciation Rights relating to such a Separation from Service.

ARTICLE VII

ADMINISTRATION

7.1 Administrator. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Awards under the Plan to eligible Employees. In addition, the Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

7.2 Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to any Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its absolute discretion:

(a) to determine the Fair Market Value of the Common Stock for all purposes of the Plan or any Award granted hereunder;

(b) to select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder, subject to the limitations of Section 2.1 above;

(d) to approve forms of agreement for use under the Plan;

(e) to determine the terms and conditions of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its absolute discretion, shall determine);

(f) to prescribe, amend and rescind rules and regulations for the administration, interpretation, and application of the Plan;

(g) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise of an Award that number of shares of Common Stock having a Fair Market Value equal to the aggregate amount of such obligations based on the minimum amount required to be withheld using the statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Fair Market Value of the shares of Common Stock to be withheld or repurchased shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have shares of Common Stock withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(h) to amend the Plan or any Award granted under the Plan as provided in Section 8.2 or 8.12; and

(i) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

7.3 Majority Rule; Unanimous Written Consent. The Administrator shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Administrator.

7.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Board or Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Board or Committee incur in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Administrator, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board or Committee in good faith shall be final and binding upon all Holders, the Company and all other interested parties. No members of the Board or Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Board and the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 Not Transferable.

(a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) Notwithstanding the provisions of subsection (a) hereof, the Administrator, in its absolute discretion, may determine to grant to any Holder an Award which, by its terms as set forth in the applicable Award Agreement, may be transferred by the Holder, in writing and with prior written notice to the Administrator, (i) pursuant to a DRO, or (ii) by gift, without the receipt of any consideration, to a member of Holder’s “family member,” as defined in Rule 701 under the Securities Act, provided, that an Award that has been so transferred shall continue to be subject to all of the terms and conditions of the Award as applicable to the original

Holder, and the transferee shall execute any and all such documents requested by the Administrator in connection with the transfer, including without limitation to evidence the transfer and to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws.

8.2 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 8.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Except as otherwise provided in Section 8.12, no amendment, suspension or termination of the Plan shall, without the consent of the Holder adversely affect any rights or obligations under any Award theretofore granted, unless the Award itself otherwise expressly so provides. No Awards may be granted during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the expiration of ten years from the date the Plan is adopted by the Board. For purposes of the preceding sentence, the adoption by the Board of an amendment to the Plan increasing the aggregate number of shares of Common Stock issuable under the Plan shall be treated as the adoption of the Plan by the Board.

8.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock, then the Administrator shall equitably adjust any or all of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued),

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, and

(iii) the grant or exercise price with respect to any Award.

(b) In the event of any transaction or event described in Section 8.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon exercise of the vested portion of such Award or the replacement of such Award with other rights or property selected by the Administrator in its absolute discretion;

(ii) To provide that the Award cannot vest or be exercised after such event;

(iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Sections 4.4 or 6.2 or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, or Awards which may be granted in the future.

(c) The Administrator may, in its absolute discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.4 Payment and Tax Withholding.

(a) Payments by any Holder with respect to any Awards shall be made by cash or check to the Secretary of the Company for the shares with respect to which the Award, or portion thereof, is exercised. However, the Chief Financial Officer of the Company, may in his

or her absolute discretion: (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for such period of time, if any, determined necessary by the Company to avoid adverse accounting treatment, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price for the shares with respect to which the Award, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price for the shares with respect to which the Award, or portion thereof, is exercised, provided that payment of such proceeds is then made to the Company upon settlement of such sale; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Award having a Fair Market Value on the date of exercise equal to the aggregate exercise price for the shares with respect to which the Award, or portion thereof, is exercised; or (iv) allow payment through any combination of the foregoing; provided, however, that payment in the manner prescribed by the preceding clauses shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

(b) The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting or exercise of any Award or shares of Common Stock subject thereto. The Administrator may in its absolute discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the grant, vesting, or exercise of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state and local income tax and payroll tax liabilities with respect to the grant, vesting, or exercise of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.

8.5 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Award or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed (if any);

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange

Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time (as may be established by the Administrator from time to time for reasons of administrative convenience) following the exercise of the Award and the execution of such documentation as the Administrator may require consistent with the terms of the Plan (including, without limitation, any investment representation letter required pursuant to Section 8.6); and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the absolute discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 8.4(a).

8.6 Investment Intent. As a condition of acquiring Common Stock upon exercise of an Award, the Administrator may require a Holder to give written assurances satisfactory to the Company as to (a) the Holder’s knowledge and experience in financial and business matters, (b) the Holder’s capability of evaluating, alone or together with a professional advisor employed by the Holder, the merits and risks of acquiring such Common Stock, and (c) the Holder’s investment intent (and intent to acquire the Common Stock for the Holder’s own account and not with any present intention of selling or otherwise distributing the Common Stock). In the event the services of a professional advisor are necessary to provide the foregoing written assurances, the professional advisor shall be unaffiliated with the Company or any of its affiliates and shall be knowledgeable and experienced in financial and business matters. The Holder alone shall be responsible for the cost of employing any professional advisor. The requirements of this Section 8.6 shall be inoperative if the shares to be issued have been registered under a then currently effective registration statement under the Securities Act, or as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

8.7 Stockholders’ Agreement. Except as otherwise provided by the Administrator, all shares of Common Stock issued upon exercise of an Award shall be subject to the Stockholders’ Agreement. As a condition of acquiring the shares of Common Stock upon exercise of an Award, the Administrator may require a Holder to execute, deliver and deposit with the Secretary of the Company, or such other person designated by the Administrator, the Stockholders’ Agreement.

8.8 At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

8.9 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary, except as specifically set forth in the preamble hereof. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

8.10 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock under the Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

8.11 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

8.12 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A(a) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Treasury guidance (including such Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

8.13 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

8.14 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

Remainder of page intentionally left blank.

*  *  *

I hereby certify that the foregoing Blackhawk Network Holdings, Inc. Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan was duly adopted by the Board of Directors of Blackhawk Network Holdings, Inc. on May 14, 2012.

Executed on this 18th day of May, 2012.

By:	/s/ David E. Durant
David E. Durant, Corporate Secretary

AMENDMENT TO THE

BLACKHAWK NETWORK HOLDINGS, INC.

AMENDED AND RESTATED 2007 STOCK OPTION AND STOCK APPRECIATION RIGHT PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Blackhawk Network Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), under Section 8.2 of the Company’s Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan (the “Plan”), the Board hereby amends the Plan as follows.

Section 2.1 of the Plan is hereby amended to read in its entirety as follows:

“2.1 Shares Subject to the Plan. The shares of stock subject to Awards shall be shares of the Company’s Common Stock, par value $0.001 per share. The aggregate number of such shares which may be issued pursuant to or upon exercise of any such Awards under the Plan shall not exceed Nine Million (9,000,000). The shares of Common Stock issuable pursuant to or upon exercise of any such Awards shall be authorized but unissued shares or treasury shares.”

* * * * * * * * * *

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Company’s Board effective as of March 26, 2013.

I hereby further certify that the foregoing Amendment to the Plan was duly adopted by the Company’s Stockholders effective as of March 26, 2013.

/s/ David E. Durant
David E. Durant, General Counsel and Secretary

Signature Page to 2007 Plan Amendment